Exhibit 99(a)
                             Subscription Agreement

                             SUBSCRIPTION AGREEMENT
                             ----------------------


TERMS

1. General.

         This Subscription Agreement sets forth the terms under which the undersigned (the "Investor") will invest in RE BOND CORPORATE HOLDINGS TRUST, LLC (the "Corporation"), a corporation formed under the laws of the State of Delaware, for the purpose of engaging in business in the real estate redevelopment industry whose business is more specifically described in the Prospectus; to engage in any and all activities related or incidental to these purposes; and, to perform any acts to accomplish the foregoing purposes. This Subscription is one of a limited number of Subscriptions for the purchase of bonds (the "Bonds") of the Corporation by prospective investors in the registered offering on Form SB-2. The Company has the right to reject such Subscription offer or, by executing a copy of this Subscription Agreement, to accept such offer. If the Investor's application is rejected, the payment accompanying this Subscription Agreement (described in paragraph 2 hereof) will be returned with the notice of rejection.

         Proceeds of this registered offering will be held in an established escrow account until the minimum offering amount has been raised.

2. Subscription Amount and Payments.

         The Investor hereby subscribes for ____________ bonds of the Corporation's corporate bond offering at a price of $1.00 per Bond and tenders its payment of $______________________________ payable to RE Bond Corporate Bonds as full payment for the aggregate Bonds specified above.

3. Responsibility.

         The acting Director of the Company shall conduct and represent all matters in a professional manner and shall supply any and all information requested or as provided in this Prospectus. This provision of liability by the Corporation and its officers mandate that the Corporation and its officers will exercise their best judgment in compliance with the SEC laws and governing rules subject to this Offering.

4. Notices.

         Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein will be given in writing by registered or certified mail which will be to RE Bond Corporate Holdings Trust, LLC, at its 244 5th Avenue, Suite A-250, New York, NY 10001, the address set forth in the prospectus or to the address appearing or to such other address as may be designated by in writing.

5. Miscellaneous.

         This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Delaware both substantive, procedural and remedial. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder will not be assumed by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this Agreement will in no manner affect the right to enforce the other provisions of same, and the waiver of any party of any breach of any provision of this Agreement will not be construed to be a waiver by such party of any succeeding breach of such provision or waiver by such party of any breach of any provision.

6.       Investor Information

         Please Print the Following Information:

                  Investor's Name   :  ____________________________

                  Investor's Social Security #:  ________________________

                  Investor's Address:  _________________________


                                 EXECUTION PAGE
                                 --------------

IN WITNESS WHEREOF, I have executed this Agreement as Investor this _____ Day of __________________________, 2005.



___________________________
(Investor's Signature)


                              SUBSCRIPTION ACCEPTED
                              ---------------------

RE BOND CORPORATE HOLDINGS TRUST, LLC By:


________________________________
Kevin Warsh, Director / Agent

Date:  _________________________

                                  UNDERTAKINGS
                                  ------------

         This offering is being conducted on a continuous basis pursuant to Rule 415 of the Securities Act of 1933.

         The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




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